EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of May ___, 2009, is by and among NutraCea, a California corporation with offices located at 5090 N. 40th Street, Suite 400, Phoenix, Arizona 85018 (the “Company”), and _______________ (the “Holder”).

RECITALS

A.           The Company, the Holder and various others entered into that certain Securities Purchase Agreement, dated as October 16, 2008 (as amended and modified by this Agreement and the Other Exchange Agreements (as defined below), the “Purchase Agreement”).

B.Simultaneously with the consummation of the transactions contemplated by the Purchase Agreement, the Company issued and sold to the Holder pursuant to the Registration Statement (as defined in the Purchase Agreement) (i) 3,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and (ii) a Series A Warrant (as defined in the Purchase Agreement) initially exercisable for 2,727,273 shares of Common Stock (as defined below).

C.           Since the issuance of the Series D Preferred Stock, one or more Triggering Events (as defined in the Certificate of Determination, Preferences and Rights of Series D Convertible Preferred Stock) may have occurred thereunder.

D.           The Company has authorized a series of preferred stock entitled the “Series E Convertible Preferred Stock” (the “Preferred Stock”), which Preferred Stock shall be convertible into shares of the Company’s common stock, no par value per share (the “Common Stock”), in accordance with the terms of the Preferred Stock.  The rights, preferences and other terms and provisions of the Preferred Stock are set forth in the Certificate of Determination, Preferences and Rights of Series E Convertible Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Determination”). As used herein, the term “Conversion Shares” shall include all shares of Common Stock issuable upon conversion of, or as dividends on, the Preferred Stock in accordance with the Certificate of Determination.

E.           In exchange for all of the Holder’s shares of Series D Preferred Stock, the Company has authorized the issuance to the Holder of _____ shares of Preferred Stock.

F.           In exchange for the Holder’s Series A Warrant, the Company has authorized the issuance to the Holder of a warrant, in the form attached hereto as Exhibit B (including all warrants issued in exchange therefor or replacement thereof, the “Warrant”), which Warrant shall initially be exercisable for __________ shares of Common Stock (as exercised, the “Warrant Shares”), in accordance with the terms thereof.

G.           The Preferred Stock, the Conversion Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities.”

H.           The exchange of the Holder’s Series D Preferred Stock and Series A Warrant for the Preferred Stock and the Warrant will be made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.	EXCHANGE OF SERIES D PREFERRED STOCK AND SERIES A WARRANT.

(a)           Series D Preferred Stock and Series A Warrant. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange (i) all of the Holder’s shares of Series D Preferred Stock for ____ shares of Preferred Stock and (ii) the Holder’s Series A Warrant for the Warrant.

(b)           Closing. The closing (the “Closing”) of the exchange of the Holder’s Series D Preferred Stock and the Holder’s Series A Warrant shall occur at the offices of Greenberg Traurig, LLP, 77 W. Wacker Drive, Suite 3100, Chicago, Illinois 60601. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Holder). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)           Delivery. On the Closing Date, (i) the Holder shall deliver all of its shares of Series D Preferred Stock and its Series A Warrant to the Company and (ii) the Company shall exchange, issue and deliver to the Holder (A) _______ shares of Preferred Stock for such shares of Series D Preferred Stock and (B) the Warrant for such Series A Warrant, in all cases duly executed on behalf of the Company and registered in the name of the Holder.

2.	HOLDER’S REPRESENTATIONS AND WARRANTIES.

Holder represents and warrants to the Company that:

(a)           Organization; Authority. The Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and constitutes the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(d)           Residency. The Holder is a resident of that jurisdiction specified below its address on the Schedule of Buyers attached to the Purchase Agreement.

(e)           Own Account. The Holder is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the 1933 Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the 1933 Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the 1933 Act or any applicable state securities law (this representation and warranty shall not limit the Holder’s right to sell the Securities in compliance with applicable federal and state securities laws); provided, however, that by making the representations herein, the Holder does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in compliance with applicable federal and state securities laws. The Holder is acquiring the Securities hereunder in the ordinary course of its business. The Holder shall notify the Company in writing of any transfers by the Holder of any of the Preferred Stock or the Warrant and such notification shall contain the name and address of the transferee.

(f)           Experience of the Holder. The Holder, either alone or together with its advisors and representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Securities, and has so evaluated the merits and risks of such acquisition. The Holder is able to bear the economic risk of an acquisition of the Securities and, at the present time, is able to afford a complete loss of such acquisition. The representations contained in this Section 2(f), however, shall not modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein or any representations and warranties contained in any other Exchange Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

(g)           Holder Status. At the time the Holder was offered the Securities, it met, and as of the date hereof it meets, the definition of “institutional investor,” “accredited investor” or other similar term forth on Exhibit 2(g) that is applicable to it based on the state in which the Holder is located. The Holder is not required to be registered as a broker-dealer under Section 15 of the 1934 Act.

(h)           Ownership. The Holder does not as of the date hereof, and will not immediately following the Closing, own 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Equivalents (as defined in the Purchase Agreement) owned by the Holder, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) but taking into account any limitations on exercise or conversion (including “blockers”) contained therein).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holder that:

(a)           Organization and Qualification; Subsidiaries. Each of the Company and each of its “Subsidiaries” (which for purposes of this Agreement means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of the transactions contemplated hereby or in the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents. Other than the Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.  Except as set forth in Section 3(a) of the disclosure letter delivered by the Company to the Holder concurrently with the execution of this Agreement (the “Disclosure Letter”), the Company has no Subsidiaries.

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and, except as set forth in Section 3(b) of the Disclosure Letter, perform its obligations under this Agreement and the other Exchange Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Exchange Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of, or as dividends on, the Preferred Stock, the issuance of the Warrant and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrant) have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body or regulatory authority. This Agreement and the other Exchange Documents to which the Company is a party have been (or upon delivery will have been) duly executed and delivered by the Company and when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Exchange Documents” means, collectively, this Agreement, the Warrant, the Certificate of Determination, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into by the parties hereto in connection with the transactions contemplated hereby and thereby. Except as set forth in Section 3(b) of the Disclosure Letter, the Company has no reason to believe that it will be unable to comply with any of its obligations under any of the Exchange Documents (including, without limitation, as a result of application of Section 500 or Section 501 of the California Corporations Code).

(c)           Issuance of Securities. The issuance of the Preferred Stock and the Warrant is duly authorized and, when issued in accordance with the terms of the Exchange Documents, shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances imposed by the Company. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 133% of the sum of (i) the maximum number of Conversion Shares issuable upon conversion of the Preferred Stock (assuming for purposes hereof that the Preferred Stock is convertible at the initial Conversion Price (as defined in the Certificate of Determination) and without taking into account any limitations on the conversion of the Preferred Stock set forth in the Certificate of Determination) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrant (without regard to any limitations on the exercise of the Warrant set forth therein). Upon (i) conversion of the Preferred Stock in accordance with the Certificate of Determination, (ii) issuance as dividends on the Preferred Stock in accordance with the Certificate of Determination or (iii) exercise of the Warrant in accordance with the Warrant (as the case may be), the Conversion Shares and the Warrant Shares, as applicable, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances imposed by the Company, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer, exchange and issuance of the Securities is exempt from registration under the 1933 Act pursuant to the exemption provided by Section 3(a)(9) thereof.  Upon issuance in accordance with the terms of the Exchange Documents, the Securities will be freely tradable without restriction.  Notwithstanding the preceding sentence, the Warrant Shares will be freely tradable without restriction so long as such Warrant Shares are exercised pursuant to a cashless exercise as provided in the Warrant.

(d)           No Conflicts. Except as set forth in Section 3(d) of the Disclosure Letter, the execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock, the Warrant, the Conversion Shares and Warrant Shares and the reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to the making of the Required Filings (as defined below) by the Company, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) (including, without limitation, the Financial Industry Regulatory Authority) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof, other than (i) the filing with the SEC of the 8-K Filing (as defined below), (ii) such filings as are required to be made under applicable state securities laws (clauses (i) and (ii) are collectively referred to as the “Required Filings”) and (iii) as set forth in Section 3(e) of the Disclosure Letter. All consents, authorizations, orders, filings and registrations which the Company is required to obtain on or before the Closing Date pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Required Filings to be made after the Closing Date shall be made in compliance with the terms of this Agreement and applicable federal and state securities laws. Except as set forth in Section 3(e) of the Disclosure Letter, the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)           Acknowledgment Regarding Holder’s Exchange of Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length purchaser with respect to the Exchange Documents and the transactions contemplated hereby and thereby and that the Holder is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to the Holder’s acquisition of the Securities. The Company further represents to the Holder that the Company’s decision to enter into the Exchange Documents has been based solely on the independent evaluation by the Company and its representatives.

(g)          Placement Agent’s Fees. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the transactions contemplated by this Agreement. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees or broker’s commissions owed to any Person pursuant to any other agreements entered into by the Company relating to or arising out of the transactions contemplated hereby. The Holder shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Holder pursuant to agreements entered into by the Holder, which fees or commissions shall be the sole responsibility of the Holder) made by or on behalf of other Persons for fees or the type contemplated in this Section that may be due in connection with the transactions contemplated by the Exchange Documents.

(h)          No Integrated Offering. None of the Company, the Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities (together with any other offering pursuant to the Other Exchange Agreements) to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of any of the Securities to be integrated with other offerings.

(i)           Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrant in accordance with this Agreement, the Certificate of Determination and the Warrant is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)           Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Holder’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k)           SEC Documents; Financial Statements. Except as set forth in Section 3(k) of the Disclosure Letter, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being referred to herein as the “SEC Documents”). The Company has delivered to the Holder or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. Except as set forth in Section 3(k) of the Disclosure Letter, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3(k) of the Disclosure Letter, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Except as set forth in Section 3(k) of the Disclosure Letter, such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l)           Absence of Certain Changes. Since the date of the Company’s most recent audited or reviewed financial statements contained in the Form 10-K, except as disclosed in subsequent SEC Documents filed prior to the date hereof, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries.  Since the date of the Company’s most recent audited financial statements contained in the Form 10-K, except as disclosed in a subsequent SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends other than by Subsidiaries to the Company, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, on a consolidated basis, (i) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in business or in any transaction, and is not about to engage in business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) other than trade payables entered into in the ordinary course of business, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, a government or any department or agency thereof.

(m)           No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries or their respective business, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which either (i) except as set forth in Section 3(m) of the Disclosure Letter, has not been publicly announced or contained in the SEC Documents or (ii) except as set forth in Section 3(m) of the Disclosure Letter, could reasonably result in a Material Adverse Effect or a material adverse effect on the Holder’s investment hereunder.

(n)          Conduct of Business; Regulatory Permits. Except as set forth in Section 3(e) of the Disclosure Letter, neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of determination of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in Section 3(n) of the Disclosure Letter, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in Section 3(n) of the Disclosure Letter, since January 1, 2006, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)          Foreign Corrupt Practices.  Neither the Company nor any of the Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)          Sarbanes-Oxley Act. Except as set forth in Section 3(p) of the Disclosure Letter, the Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q)          Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or bonuses for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company and restricted stock agreements under any restricted stock plan of the Company.

(r)           Equity Capitalization.  The capitalization of the Company as of the date hereof is as described in Section 3(r)(i) of the Disclosure Letter. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. __________ shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Equivalents, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws). Except as disclosed in Section 3(r)(ii) of the Disclosure Letter: (i) none of the Company’s or any material Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except as contemplated by the Purchase Areement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.  The Company has furnished to the Holder true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof, including, without limitation, any certificates of determination contained therein or attached thereto (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(s)          Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or in Section 3(s) of the Disclosure Letter, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(t)           Absence of Litigation. Except as disclosed in Section 3(t) of the Disclosure Letter, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 3(t) of the Disclosure Letter, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

(u)          Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)         Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is,  or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)         Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(x)          Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted, unless failure to own or possess such rights or licenses would not reasonably be likely to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, unless such expiration, termination or abandonment would not reasonably be likely to result in a Material Adverse Effect. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of the Subsidiaries regarding their material Intellectual Property Rights. The Company is not aware of any facts or circumstances that reasonably could be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)         Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)          Subsidiary Rights. Except as disclosed in Section 3(z) of the Disclosure Letter, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)        Tax Status. Except for matters that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company’s knowledge and except as set forth in Section 3(aa) of the Disclosure Letter, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.  The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(bb)       Internal Accounting and Disclosure Controls. Except as set forth in the Company’s Form 10-K for the year ended December 31, 2007 and any of the Company’s Form 10-Q’s covering periods in 2008, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the Company’s Form 10-K for the year ended December 31, 2007 and any of the Company’s Form 10-Qs covering periods in 2008, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the Company’s internal control over financial reporting.

(cc)        Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd)       Investment Company Status. The Company is not, and upon consummation of the issuance and exchange of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(ee)        Acknowledgement Regarding the Holder’s Trading Activity. It is understood and acknowledged by the Company (i) the Holder has not been asked by the Company or any of its Subsidiaries to agree, nor has the Holder agreed with the Company or any of its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that the Holder, and counter parties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) that the Holder shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares or Conversion Shares, as applicable, deliverable with respect to the Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Exchange Document or any of the documents executed in connection herewith or therewith.

(ff)         Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries  (other than the Placement Agent (as defined in the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement).

(gg)       U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Holder, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon the Holder’s request.

(hh)       Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance and exchange of the Securities to be issued to the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii)          Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj)          Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.  All written materials provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the Disclosure Letter and the Schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed, other than the transactions contemplated hereby. The Company acknowledges and agrees that the Holder does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(kk)        FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (the “FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (the “FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Food Product”), such Food Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or such Subsidiary (as the case may be) in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect.  There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Food Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Food Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company subject to the jurisdiction of the FDA have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

4.	COVENANTS.

(a)           Commercially Reasonably Best Efforts. Each party shall use commercially reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Securities Compliance. The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Holder or subsequent holders. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for issuance to the Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Holder on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status. Until the date on which the Holder shall have sold all of the Securities (the “Reporting Period”), except as set forth in Section 4(c) of the Disclosure Letter, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d)           Financial Information. The Company agrees to send the following to the Holder during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(e)           Listing.  The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares issuable upon exercise of the Warrant upon each national securities exchange and automated quotation system, if any, upon which the shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all such Securities from time to time issuable under the terms of the Exchange Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market or the “pink sheets” over-the-counter market. (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f)           Fees.  The Company shall reimburse the Holder or its designee(s) for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Exchange Documents (including, without limitation, all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Exchange Documents and due diligence in connection therewith), which amount shall be paid by the Company by wire transfer of immediately available funds at the Closing or paid by the Company on demand by the Holder upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Holder of any of its obligations hereunder (as the case may be). The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Holder) relating to or arising out of the transactions contemplated hereby  incurred by the Company. The Company shall pay, and hold the Holder harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(g)           Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. If the Holder effects a pledge of Securities, the Holder shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder. Notwithstanding the foregoing, if the Securities so pledged are Preferred Stock or the Warrant, and such Securities are subsequently acquired by the pledgee upon default, then the Holder will provide the Company with written notice of the transfer and the names of the record holders of such Securities within a reasonable amount of time after such Securities are transferred. Additionally, the transferee shall agree to be bound by the provisions of the Exchange Documents if the transferee will obtain any rights under the Exchange Documents.

(h)           Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the 1934 Act and attaching this Agreement, the Certificate of Determination and the form of the Warrant (including all attachments, the “8-K Filing”). The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries without the express prior written consent of the Holder, except as expressly contemplated by Section 4(n)(viii) of the Purchase Agreement. If the Holder has, or believes it has, received any material, nonpublic information regarding the Company or any of its Subsidiaries in breach of the immediately preceding sentence, the Holder shall provide the Company with written notice thereof in which case the Company shall, within one (1) Trading Day of the receipt of such notice, make a public disclosure of all such material, nonpublic information so provided.  In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Holder), in addition to any other remedy provided herein or in the Exchange Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure of such information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Holder, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing (other than the 8-K Filing), announcement, release or otherwise, except (a) as required by federal securities law in connection with the filing of final Exchange Documents (including signature pages thereto) with the SEC and (b) to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder.

(i)           Reservation of Shares. So long as any shares of Preferred Stock or any portion of the Warrant remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 133% of (i) the maximum number of shares of Common Stock issuable upon conversion of all the Preferred Stock (assuming for purposes hereof, that the Preferred Stock is convertible at the Conversion Price (as defined in the Certificate of Determination) and without regard to any limitations on the conversion of the Preferred Stock set forth in the Certificate of Determination) and (ii) the maximum number of shares of Common Stock issuable upon exercise of all of the Warrant (without regard to any limitations on the exercise of the Warrant set forth therein).

(j)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k)           Variable Rate Transaction. Until all of the shares of Preferred Stock have been converted or redeemed in accordance with the terms of the Certificate of Determination, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Purchase Agreement) involving a Variable Rate Transaction. The term “Variable Rate Transaction” shall mean a transaction in which the Company or any Subsidiary (i) issues or sells any Equivalents either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Equivalents or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary price-based anti-dilution provision or (ii) enters into any agreement (including, but not limited to, an equity line of credit) whereby the Company or any material Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights, or in transaction where the price of the securities is determined at the time of closing of such transaction and such closing is subject to customary closing conditions such as shareholder approval). The Holder shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(l)           Passive Foreign Investment Company.  The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(m)         Restriction on Redemption and Cash Dividends. So long as any shares of Preferred Stock are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the Required Holders (as defined in the Certificate of Determination).

(n)          Amendment of Purchase Agreement. From and after the Closing:

(i)           The second sentence of Section 4(j) of the Purchase Agreement is hereby replaced with the following:

“Notwithstanding the foregoing, this Section 4(j) shall not apply in respect of the issuance of (A) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers, employees or consultants of the Company in connection with their service as directors or officers of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program or other contract or arrangement approved by the board of directors of the Company (or the compensation committee of the board of directors of the Company), provided that all such issuances of shares of Common Stock (including, shares of Common Stock issuable upon exercise of such standard options) after the date hereof pursuant to this clause (A) that are not described in clause (B) below do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the date hereof (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) (excluding, for purposes of the foregoing 5% calculation, shares of Common Stock issuable upon exercise of such standard options issued after the date hereof that have been terminated or forfeited), provided further that all such issuances must be for consideration per share or have an exercise price (as the case may be) (as determined pursuant to the provisions of Section 3(f)(i) of the warrants issued in exchange for the Series A Warrants) greater than or equal to the fair market value of the Common Stock on the date of such issuance; (B) shares of Common Stock issued upon the conversion or exercise of Equivalents issued prior to the date hereof, provided that such Equivalents have not been amended since the date hereof to increase the number of shares issuable thereunder or to lower the exercise or conversion price thereof or otherwise materially change the terms or conditions thereof in any manner that adversely affects any of the Buyers (it being understood that the adjustment of the exercise or conversion price thereof pursuant to anti-dilution provisions contained therein as of the date of this Agreement that are triggered by the transactions contemplated hereby shall not be deemed to be an amendment; any such adjustments, however, shall be described in Section 3(r)(ii) of the Disclosure Letter); (C) the shares of Common Stock issuable upon conversion of the shares of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”); (D) the shares of Common Stock issuable upon exercise of the warrants issued in exchange for the Series A Warrants; (E) shares of Common Stock issued or issuable as a dividend on the Series E Preferred Stock; (F) up to 545,455 shares of Common Stock issuable pursuant to warrants issued to the Placement Agent in connection with the transactions contemplated by this Agreement; (G) shares of Common Stock issued by the Company solely as a penalty pursuant to the registration rights agreements entered into by the Company in connection with the Company’s September 28, 2005, May 12, 2006 and February 15, 2007 private placement transactions; or (H) shares of Common Stock issued in connection with strategic transactions or acquisitions (the primary purpose of which is not to raise capital, and which are approved in good faith by the board of directors of the Company), provided that (i) any such issuance after the date hereof pursuant to this clause (H) shall only be to a Person that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company; (ii) all such issuances after the date hereof pursuant to this clause (H) do not, in the aggregate, exceed more than 10% of the shares of Common Stock issued and outstanding immediately prior to the date hereof (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) and (iii) all such issuances after the date hereof pursuant to this clause (H) must have a price per share (as determined pursuant to the provisions of Section 3(f)(i) of the warrants issued in exchange for the Series A Warrants) greater than or equal to the fair market value of the Common Stock on the date of such issuance (each of the foregoing in clauses (A) through (H), collectively the “Excluded Securities”).”

(ii)           The last sentence of Section 4(j) of the Purchase Agreement is hereby deleted.

(iii)          The first sentence of Section 4(n) of the Purchase Agreement is hereby replaced with the following:

“Until all of the shares of Series E Preferred Stock have been converted or redeemed in accordance with the terms of the Certificate of Determination, Preferences and Rights of Series E Convertible Preferred Stock, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement or any issuance of debt (excluding bona fide third-party commercial bank debt) (such issuance of debt, a “Debt Placement”) unless the Company shall have first complied with this Section 4(n).”

(iv)          Except as otherwise expressly provided herein, (i) the Purchase Agreement and each other Transaction Document (as defined in the Purchase Agreement) is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (A) all references in the Purchase Agreement to the “Purchase Agreement,” “hereto,” “hereof,” “this Agreement,” “hereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Agreement and the Other Exchange Agreements, and (B) all references in the other Transaction Documents to the “Purchase Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Agreement and the Other Exchange Agreements, and (ii) the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Holder under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document and all of them shall continue in full force and effect, as amended or modified by this Agreement and the Other Exchange Agreements.

(o)           Issuance of Preferred Stock and Other Warrants. Effective simultaneously with the Closing, the Holder hereby consents, under Sections 4(m) and 4(n) of the Purchase Agreement and Sections 13 and 15 of the Certificate of Determination, Preferences and Rights of Series D Convertible Preferred Stock, to the issuance to the Other Series D Holders under the Other Exchange Agreements of an aggregate to all of them of (i) _______ shares of Preferred Stock in exchange for all of their shares of Series D Preferred Stock and (ii) warrants to purchase up to _________ shares of Common Stock in exchange for all of their Other Series A Warrants.

(q)           Miscellaneous Definitions. For purposes of this Agreement, (1) “Other Series D Holders” means, collectively, the holders (other than the Holder) of one or more shares of Series D Preferred Stock; (2) “Other Exchange Agreements” means, collectively, the separate exchange agreements, each dated as of May ___, 2009, entered into between the Company and each of the Other Series D Holders; (3) “Other Warrants” means, collectively, the warrants issued pursuant to the Other Exchange Agreements; (4) “Other Series A Warrants” means, collectively, all the Series A Warrants issued pursuant to the Purchase Agreement (other than to the Holder); and (5) “Other Exchange Documents” means, collectively, the Other Exchange Agreements, the Other Warrants and all other agreements, documents and instruments executed and delivered in connection with the transactions contemplated thereby.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; NO LEGENDS.

(a)           Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Stock and the Warrant in which the Company shall record the name and address of the Person in whose name the Preferred Stock and the Warrant have been issued (including the name and address of each transferee), the number of shares of Preferred Stock held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Stock and the number of Warrant Shares issuable upon exercise of the Warrant held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Holder or its legal representatives.

(b)           Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in the form acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”) to issue certificates (free of any restrictive or other legends) or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the Conversion Shares and the Warrant Shares issuable upon exercise of the Warrant in such amounts as specified from time to time by the Holder to the Company upon conversion of the Preferred Stock, issuance of Common Stock as dividends on the Preferred Stock or the exercise of the Warrant (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall be freely transferable on the books and records of the Company. If the Holder effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates (free of any restrictive or other legends) or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on the Closing Date and such other legal opinions as the transfer agent may require from time to time in order to ensure that the Securities are issued free of any restrictive or other legends. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinions shall be borne by the Company.

(c)           Legends. The certificates or other instruments representing the Securities shall not bear any restrictive or other legends, except as otherwise expressly contemplated in the Warrant.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE AND ISSUE.

(a)           The obligation of the Company hereunder to exchange and issue the Preferred Stock and the Warrant to the Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in their sole discretion by providing the Holder with prior written notice thereof:

(i)            The Holder shall have executed each of the Exchange Documents to which it is a party and delivered the same to the Company.

(ii)           The Holder shall have delivered to the Company all of its shares of Series D Preferred Stock and its Series A Warrant.

(iii)           Each and every representation and warranty of the Holder shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

7.	CONDITIONS TO THE HOLDER’S OBLIGATION TO EXCHANGE.

(a)           The obligation of the Holder hereunder to exchange its shares of Series D Preferred Stock and its Series A Warrant at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have duly executed and delivered to the Holder each of the Exchange Documents and the Company shall have duly executed and delivered to the Holder a certificate representing __________ shares of Preferred Stock and the Warrant.

(ii)           The Holder shall have received the opinion of (i) Weintraub Genshlea Chediak Law Corporation, the Company’s counsel and (ii) Hogan & Hartson, LLP, the Company’s special counsel, each dated as of the Closing Date, each in the form reasonably acceptable to the Holder.

(iii)          The Company shall have delivered to the Holder a copy of the Irrevocable Transfer Agent Instructions, in form acceptable to the Holder, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)         The Company shall have delivered to the Holder a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of the Company’s jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(v)          The Company shall have delivered to the Holder a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is so qualified, as of a date within ten (10) days of the Closing Date.

(vi)         The Company shall have delivered to the Holder a certified copy of the Articles of Incorporation as certified by the California Secretary of State within ten (10) days of the Closing Date.

(vii)        The Company shall have delivered to the Holder a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to the Holder, (ii) the Articles of Incorporation, and (iii) the Bylaws, each as in effect at the Closing, and (iv) the number of shares of Common Stock outstanding on the day immediately preceding the Closing Date, each in the form acceptable to the Holder.

(viii)       Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

(ix)          The Common Stock (I) shall be designated for quotation or listed on at least one Eligible Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or such Eligible Market from trading on such Eligible Market nor, except as set forth  in Section 7(a)(ix) of the Disclosure Letter, shall suspension by the SEC or such Eligible Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or such Eligible Market or (B) by falling below the minimum maintenance requirements of such Eligible Market.

(x)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Securities, including, without limitation, those required by the Principal Market.

(xi)          No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Exchange Documents.

(xii)         Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(xiii)        The Company shall have obtained approval of the Principal Market to list the Conversion Shares and the Warrant Shares issuable upon exercise of the Warrant to the extent such approval is required by the Principal Market.

(xiv)        All Other Series D Holders shall have (i) executed the Other Exchange Agreements, (ii) satisfied or waived all conditions to the closings contemplated by such agreements and (iii) surrendered all their shares of Series D Preferred Stock and all their Other Series A Warrants being exchanged by it pursuant thereto.

8.	TERMINATION.

In the event that the Closing shall not have occurred on or before ten (10) days from the date hereof due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and a non-breaching party’s failure to waive such unsatisfied condition(s)), any such non-breaching party at any time shall have the right to terminate its obligations under this Agreement with respect to such breaching party on or after the close of business on such date without liability of such non-breaching party to any other party; provided, however, notwithstanding any such termination the Company shall remain obligated to reimburse the Holder for the expenses described in Section 4(f) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Exchange Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Exchange Documents.

9.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments. This Agreement, the other Exchange Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf with respect to the matters contained herein and therein (provided that, except as expressly contemplated elsewhere in this Agreement, the foregoing shall not have any effect on any agreements the Holder has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Holder in the Company, including, without limitation, the Purchase Agreement), and this Agreement, the other Exchange Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Holder, provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Other Exchange Documents unless the same consideration also is offered to the Holder. The Company has not, directly or indirectly, made any agreements with any other Person relating to the terms or conditions of the transactions contemplated by the Other Exchange Documents which differs in any respect from the terms and conditions set forth in the Exchange Documents. Without limiting the foregoing, the Company confirms that the Holder has not made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.

(f)           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

NutraCea
5090 N. 40th Street , Suite 400
Phoenix, AZ 85018
Telephone:  (602) 522-3000
Facsimile:  (602) 522-3001
Attention:  Chief Executive Officer

With a copy (for informational purposes only) to:

Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall
Sacramento, CA 95814
Telephone:  (916) 558-6164
Facsimile:  (916) 446-1611
Attention:  Christopher Chediak, Esq.
Michael DeAngelis, Esq.

If to the Transfer Agent:

American Stock Transfer & Trust
59 Maiden Lane, Plaza Level - Lobby
New York, NY  10038
Telephone:  718 921 8143
Facsimile: 718-921-8116
Attention:  Joe Wolf, Vice President

If to the Holder, to its address and facsimile number set forth on the Schedule of Buyers attached to the Purchase Agreement, with copies (for informational purposes only) to:

Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 3100
Chicago, Illinois 60601
Telephone:  (312) 456-8400
Facsimile:  (312) 456-8435
Attention:  Peter H. Lieberman, Esq.
Todd A. Mazur, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party ten (10) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of all of the aggregate number of shares of Common Stock (or securities issued in exchange for Common Stock) issued and issuable under the Exchange Documents, including, without limitation, by way of a Fundamental Transaction (as defined in the Certificate of Determination) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Determination and the Warrant). The Holder may assign some or all of its rights hereunder in connection with a transfer of any of its Securities without the consent of the Company, provided the Company receives written notice of the rights assigned and the name of such assignee within a reasonable amount of time after such assignment and such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Exchange Documents that apply to the “Holder.” After such assignment, the assignee shall be deemed to be a Holder hereunder with respect to such assigned rights.

(h)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i)           Survival. The representations, warranties, agreements and covenants shall survive the Closing; provided that the survival period for the representations and warranties of the Company shall continue only for forty-eight (48) months following the Closing Date.

(j)           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)          Indemnification.

(i)           In consideration of the Holder’s execution and delivery of the Exchange Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Exchange Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Exchange Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with any proceeds of the exercise of any of the Securities, (iii) any disclosure properly made by the Holder pursuant to Section 4(h), or (iv) the status of the Holder or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Exchange Documents, except, with respect to clause (c), to the extent such Indemnified Liability arises solely from an Indemnitee’s gross negligence or willful misconduct. The Company shall reimburse the Indemnitees, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Indemnified Liabilities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)           Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)           The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)           The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(l)           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement and are hereby incorporated by reference.

(m)           Remedies.  The Holder and each holder of any Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Exchange Documents, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees that the Holder shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever the Holder exercises a right, election, demand or option under an Exchange Document and the Company does not timely perform its related obligations within the periods therein provided, then the Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

(o)           Payment Set Aside. To the extent that the Company makes a payment or payments to the Holder hereunder or pursuant to any of the other Exchange Documents or the Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)           Independent Nature of the Holder’s Obligations and Rights.  The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any Other Series D Holder under the Other Exchange Documents, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Series D Holder under any Other Exchange Documents. Nothing contained herein or in any other Exchange Document, and no action taken by the Holder pursuant hereto or any Other Series D Holder pursuant to any Other Exchange Documents, shall be deemed to constitute the Holder or any Other Series D Holder as, and the Company acknowledges that the Holder and the Other Series D Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Series D Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, the Other Exchange Documents or any matters, and the Company acknowledges that the Holder and the Other Series D Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and the Other Exchange Documents. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other Series D Holder. The Holder acknowledges that no Other Series D Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Series D Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. The Company and the Holder confirms that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the other Exchange Documents, and it shall not be necessary for any Other Series D Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any of the Other Series D Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other Series D Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Series D Holder.

(q)           Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment, settlement or waiver (each a “Settlement Document”) relating to the terms, conditions and transactions contemplated by any Exchange Document or any Other Exchange Document, is or will be more favorable to such Person than those of the Holder and this Agreement and the other Exchange Documents shall be, at the election of the Holder, without any further action by the Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in such Settlement Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to the Exchange Documents and the Transaction Documents) as the Holder may reasonably request to further effectuate the foregoing.

[signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

NUTRACEA

By:
Name: Olga Hernandez-Longan Title: Chief Financial Officer

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

EXHIBITS

Exhibit A            Form of Certificate of Determination
Exhibit B             Form of Warrant